UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2006

HS3 TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-117874

(Commission File Number)

20-3598613

(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211

(Address of principal executive offices and Zip Code)

(303) 455-2550

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2006, we appointed Bonnie McNamara to our board of directors. Ms. McNamara, for the past four years, was Assistant Director of Parish Accounting for the Archdiocese of Denver. Prior to that time, she was Parish Business Manager for one of the largest parish in Denver, Director of Internal Audit for the Rose and University of Colorado Hospitals, and a college instructor. Ms. McNamara possesses extensive experience in internal control systems, internal auditing functions, capital and operational planning, fraud investigation, and other financial matters. Ms. McNamara is Chief Financial Officer of id-Confirm, Inc. She holds a Master of Arts in Business Administration and is a certified Public Accountant.

On March 8, 2006, we received a letter from Lougene Ann Baird informing our company of her resignation as Chief Operating Officer, Secretary and from our board of directors effective immediately. Ms. Baird advised of her resignation due to our company moving in a different direction and her failure to receive information that she had ostensibly requested from the company. A copy of her resignation letter is attached hereto as exhibit 17.1 to this Form 8-K.

Our board of directors now consists of Mark Lana and Bonnie McNamara.

Item 9.01 Financial Statements and Exhibits.

17.1	Resignation letter dated March 8, 2006 from Lougene Baird.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana

Mark Lana

President and CEO

March 17, 2006